Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Intermediate Municipal Fund, Inc.:

We consent to the use of our report dated February 5, 1997 with respect to Smith Barney Intermediate Municipal Fund, Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.








	KPMG Peat Marwick LLP


New York, New York
April 25, 1997